Exhibit 21
Trinity Industries, Inc. Active Subsidiaries as of December 31, 2016

Name of Subsidiary	Domicile	Ownership Percentage
CJB Prime Property, LLC	Delaware	100%
CJB Canada Mfg. Corp.	Brit Columbia	100%
Heritage Aviation Services LLC	Nevada	100%
International Industrial Indemnity Company	Vermont	100%
Reunion General Agency, Inc.	Texas	100%
Trinity Argentina S.R.L.	Argentina	100%
Trinity Construction Materials, Inc.	Delaware	100%
Trinity LW, LLC	Delaware	100%
LWFP, LLC	Delaware	100%
TRNLWB, LLC	Delaware	100%
TRNLWS, LLC	Delaware	100%
Trinity Materials, Inc.	Delaware	100%
POB Exploration, LLC	Delaware	100%
Trinity Containers, LLC	Delaware	100%
Trinity Corporate Services, LLC	Delaware	100%
Vigilant Systems, Inc.	Texas	100%
Trinity Cryogenics, LLC	Delaware	100%
Alloy Custom Products, LLC	Delaware	100%
WesMor Cryogenics, LLC	Delaware	100%
Trinity Galvanizing, LLC	Delaware	100%
Trinity Heads, Inc.	Delaware	100%
Trinity Highway Products, LLC	Delaware	100%
QEAS, Inc.	Delaware	100%
Quixote Transportation Safety, Inc.	Delaware	100%
E-Tech Testing Services, Inc.	Delaware	100%
Energy Absorption Systems, Inc.	Delaware	100%
EAS Road Products, Inc.	Delaware	100%
EAS Road Products (Singapore Branch), Inc.	Delaware	100%
Energy Absorption Systems (Europe), Inc.	Delaware	100%
Quixote International Enterprises, LLC	Delaware	100%
Trinity B, LLC	Delaware	100%
Trinity Highway Rentals, Inc.	Delaware	100%
Trinity Industries International, Inc.	Delaware	100%
Trinity Industries International Holdings AG	Switzerland	100%
Trinity Industries of Latin America SAC	Peru	100%
Administradora Especializada, S. de R.L. de C.V	Mexico	50%
Servicios Corporativos Tatsa, S. de R.L. de C.V	Mexico	25%
Servicios Corporativos Tatsa, S. de R.L. de C.V	Mexico	50%
Asistencia Profesional Corporativa, S.de R.L. de C.V.	Mexico	50%
Trinity Industries de México, S. de R.L. de C.V.	Mexico	67%
Administradora Especializada, S. de R.L. de C.V	Mexico	50%
Asistencia Profesional Corporativa	Mexico	50%
OFE, S. de R.L. de C.V.	Mexico	67%
Servicios Corporativos Tatsa, S. de R.L. de C.V	Mexico	25%
OFE, S. de R.L. de C.V.	Mexico	33%
Trinity Industries de México	Mexico	33%
Trinity Servicos, S. de R.L. de C.V.	Mexico	50%
Trinity Servicos, S. de R.L. de C.V.	Mexico	50%
Trinity Canada Holding 1 ULC	Alberta	100%
Trinity Industries Canada LLP	Delaware	1%
Trinity Industries Canada ULC	Alberta	100%
Trinity Industries Canada Distribution Inc.	Alberta	100%
Platinum Energy Services ULC	Alberta	100%

Trinity Industries, Inc. Active Subsidiaries as of December 31, 2016

Trinity Canada Holding 2 ULC	Alberta	100%
Trinity Industries Canada LLP	Delaware	99%
Trinity Industries Canada ULC	Alberta	100%
Platinum Energy Services ULC	Alberta	100%
Trinity Industries Leasing Company	Delaware	100%
RIV 2013 Rail Holdings LLC	Delaware	31%	*
Trinity Rail Leasing 2012 LLC	Delaware	100%
RIV II , LLC	Delaware	100%
TILX GP III, LLC	Delaware	100%
Trinity Rail Leasing III LP	Texas	1%
TILX LP III, LLC	Delaware	100%
Trinity Rail Leasing III LP	Texas	99%
TILX GP IV, LLC	Delaware	100%
Trinity Rail Leasing IV LP	Texas	1%
TILX LP IV, LLC	Delaware	100%
Trinity Rail Leasing IV LP	Texas	99%
TILX GP V, LLC	Delaware	100%
Trinity Rail Leasing V LP	Texas	1%
TILX LP V, LLC	Delaware	100%
Trinity Rail Leasing V LP	Texas	99%
Trinity Marks Company	Delaware	100%
Trinity Rail, Inc.	Delaware	100%
Trinity Rail Management, Inc.	Delaware	100%
TILX GP I, LLC	Delaware	100%
Trinity Rail Leasing I LP	Texas	1%
TILX LP I, LLC	Delaware	100%
Trinity Rail Leasing I LP	Texas	99%
TrinityRail Canada Inc.	Brit Columbia	100%
Trinity Rail Leasing 2010 LLC	Delaware	100%
Trinity Rail Leasing VI LLC	Delaware	100%
Trinity Rail Leasing VII LLC	Delaware	100%
Trinity Rail Leasing Warehouse Trust	Delaware	100%
TRIP Rail Holdings LLC	Delaware	45%	*
TRIP Rail Leasing LLC	Delaware	100%
TRIP Rail Master Funding LLC	Delaware	100%
Trinity Industries Metals Laboratory, Inc.	Delaware	100%
Trinity Industries Railcar Corporation	Delaware	100%
Trinity Logistics Group, Inc.	Texas	100%
Trinity Central Maintenance, LLC	Delaware	100%
Trinity Marine Products, Inc.	Delaware	100%
Trinity Composites, LLC	Delaware	100%
Trinity Marine Leasing, Inc.	Delaware	100%
Trinity Meyer Utility Structures, LLC	Delaware	100%
Trinity Mining and Construction Equipment, Inc.	Delaware	100%
Trinity Shoring Products, Inc.	Delaware	100%
Trinity Rail Group, LLC	Delaware	100%
Thrall International Holdings, LLC	Illinois	100%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	33%
Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	33%
Trinity North American Freight Car, Inc.	Delaware	100%
Trinity Parts & Components, LLC	Delaware	100%
McConway & Torley, LLC	Delaware	100%
Standard Forged Products, LLC	Delaware	100%
TrinityRail Maintenance Services, Inc.	Delaware	100%
MCM Railyard, LLC	Delaware	100%
Trinity Rail de Mexico, S. de R.L. de C.V.	Mexico	67%

Trinity Industries, Inc. Active Subsidiaries as of December 31, 2016

Trinity Rail Sabinas, S. de R.L. de C.V.	Mexico	67%
Trinity Tank Car, Inc.	Delaware	100%
TrinityRail Products, LLC	Delaware	100%
TrinityRail Asset Management Company, Inc.	Delaware	100%
Trinity Structural Towers, Inc.	Delaware	100%
Trinity Traffic and Lighting Structures, LLC	Delaware	100%
TRN Services, LLC	Delaware	100%
Waldorf Properties, Inc.	Delaware	100%
Gambles, Inc.	Alabama	100%
McConway & Torley - Anniston, Inc.	Delaware	100%
Mosher Steel Company	Texas	100%
Platzer Shipyard, Inc.	Delaware	100%
Standard Forgings Corporation	Delaware	100%
Trinity Financial Services, Inc.	Delaware	100%
* Trinity Industries Leasing Company (TILC) is also the managing member of TRIP Rail Holdings, LLC and RIV 2013 Rail Holdings, LLC.